Exhibit 10.1

INDEMNIFICATION AGREEMENT

AGREEMENT dated as of the   th day of                      , 20      between Gerber Scientific, Inc., a Connecticut corporation (the “Company”), and _______________ (the “Indemnitee”), a director of the Company.

RECITALS:

WHEREAS, Indemnitee is serving as a director of the Company, and as such is performing a valuable service for the Company; and

WHEREAS, competent and experienced persons are reluctant to serve publicly-held corporations as directors or in other fiduciary capacities at the request of their companies unless they are provided with adequate protection through liability insurance and adequate company indemnification against risks of claims and actions against them arising out of their service to the corporation; and

WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons to serve as directors is in the best interests of the Company and its shareholders, and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director of the Company, and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity and other rights set forth in this Agreement;

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

1. Indemnification; Advance of Expenses; Procedure.

(a) Indemnification.  The Company hereby agrees to indemnify the Indemnitee, to the fullest extent permitted by the Connecticut Business Corporation Act (the “CBCA”) (including, in the Indemnitee’s capacity as a director, the broader indemnification authorized by Section 33-636(b)(5) of the CBCA) or any other law of the state of Connecticut as it exists on the date hereof or as thereafter amended, in the event the Indemnitee is or becomes, or is threatened to be made, a defendant, respondent or witness in any threatened, pending or completed action, suit or proceeding (including any appeal), whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (a “Proceeding”), relating to any act, omission, circumstance, occurrence or event before or after the date hereof, by reason of the fact that the Indemnitee is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, including but not limited to a Proceeding initiated by any third party or by or in the right of the Company or any such other corporation, partnership, joint venture, trust, employee benefit plan or entity, from and against all reasonable expenses, including attorneys’ fees, and all other costs, charges and expenses paid, payable or incurred by, or assessable against, the Indemnitee in connection with investigating, defending, being a witness in, or preparing to defend or be a witness in any Proceeding (collectively, “Expenses”) and judgments, fines, penalties, taxes (including excise taxes) and settlements (including all interest, assessments and other charges paid or payable in respect of the foregoing) paid, payable or incurred by, or assessable against, the Indemnitee in connection with any Proceeding (collectively, “Damages”).

(b) Advance of Expenses.  Prior to final disposition of a Proceeding and if requested by the Indemnitee, the Company shall, upon presentation of bills, statements of account or invoices for Expenses relating to a Proceeding, advance to or pay on behalf of the Indemnitee, within thirty (30) days of such request, any and all reasonable Expenses shown on such bills, statements or invoices relating to such Proceeding, upon (i) receipt of a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the relevant standard of conduct or that the Proceeding involves conduct for which liability has been limited under a provision of the Certificate of Incorporation authorized by the CBCA) and (ii) receipt of a written undertaking by or on behalf of the Indemnitee to repay such Expense advance in the event that the Indemnitee is not entitled to mandatory indemnification under Section 3 below and it is ultimately determined that the Indemnitee has not met the relevant standard of conduct.  For purposes of this Agreement, in no event will a counsel’s customary fees be deemed unreasonable.

(c) Notice; Selection of Counsel.  In the event that the Indemnitee demands indemnification hereunder as a result of any Proceeding, the Indemnitee shall provide the Company with notice of such Proceeding and shall make available to the Company all information in the Indemnitee’s possession that reasonably relates to such Proceeding.  Prior to any Change in Control (as defined in Section 2 hereof), the Company shall have the right, but not the obligation, to control the defense of the Indemnitee in connection with such Proceeding at the Company’s sole cost and expense and by counsel mutually acceptable to the Company and the Indemnitee.  In the event that the Company shall elect to exercise such right to control such defense, the Indemnitee shall have the right to participate in such defense at the Indemnitee’s sole expense and through counsel of the Indemnitee’s choice.  No Proceeding shall be settled or compromised by the Indemnitee without the consent of the Company, which shall not be unreasonably withheld.  No Proceeding shall be settled or compromised by the Company without the Indemnitee’s consent, which shall not be unreasonably withheld.  Without limiting the Indemnitee’s ability to withhold consent, the parties agree that it shall not be unreasonable for the Indemnitee to withhold consent for any settlement or compromise if the settlement or compromise results in any financial or other burden not satisfied by the Company or includes any admission, finding or stipulation or other conclusion of guilt, fault or culpability on the part of the Indemnitee.  The Indemnitee’s failure to give timely notice or to provide copies of documents or to furnish information in connection with any Proceeding shall not constitute a defense to any claim for indemnification by the Indemnitee hereunder except, and only to the extent, that the Company is materially prejudiced thereby.

(d) Standard of Conduct; Procedure for Determination.  If the CBCA requires that indemnification hereunder in any case be conditioned upon a determination that a standard of conduct has been met, the applicable standard of conduct shall have been met if the Indemnitee’s conduct meets the requirements of either CBCA Section 33-771(a)(1) or CBCA Section 33-771(a)(2), as the same may be amended from time to time.  Except as provided below, the determination of whether the standard of conduct has been met in such case or in respect of indemnification sought by the Indemnitee hereunder or under the Company’s Amended and Restated Certificate of Incorporation, By-Laws or otherwise shall be made in accordance with the CBCA, with the method of determination to be chosen by the Board of Directors; provided, however, that if the Board of Directors elects that the determination be made by special legal counsel, such counsel shall be selected by the Company in accordance with the CBCA and approved by the Indemnitee (which approval shall not be unreasonably withheld).  Following a Change in Control that was not approved by the Incumbent Board (as defined in Section 2), the determination of whether the standard of conduct has been met in such case or in respect of indemnification sought by the Indemnitee hereunder or under the Company’s Amended and Restated Certificate of Incorporation, By-Laws or otherwise shall be made in accordance with the CBCA; provided, however, that the Indemnitee may elect to have the determination be made by special legal counsel reasonably acceptable to the Indemnitee.  In any case in which the Indemnitee is seeking indemnification hereunder or under the Company’s Amended and Restated Certificate of Incorporation, By-Laws or otherwise, and in which the CBCA requires a determination that a standard of conduct has been met, the Board of Directors shall not fail to make or procure a determination as to whether the applicable standard of conduct has been met.

(e) Special Legal Counsel.  The Company agrees to pay the fees and expenses of any special legal counsel engaged as contemplated in the preceding paragraph and to indemnify fully such special legal counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special legal counsel pursuant hereto.

2. Change in Control  For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following events:

(a) the Company shall (i) merge or consolidate with or into another corporation or entity or enter into a share exchange between the Company or stockholders of the Company and another individual, corporation or other entity and as a result of such merger, consolidation or share exchange less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall then be owned in the aggregate by the former stockholders of the Company; or (ii) sell, lease, exchange or otherwise dispose of more than two-thirds (2/3) of the Company’s property and assets in one transaction or a series of related transactions to one or more individuals, corporations or other entities that are not subsidiaries of the Company, assuming that if consummation of such transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, such consent by the government or governmental agency is obtained (either explicitly or implicitly by consummation of the transaction);

(b) the stockholders of the Company adopt a plan of complete liquidation of the Company;

(c) any “person” (as such term is used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Employee, the Company, any of the Company’s subsidiaries, any employee benefit plan of the Company and/or one or more of its subsidiaries or any person or entity organized, appointed or established pursuant to the terms of any such employee benefit plan) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Company representing thirty percent (30%) or more of the total number of votes eligible to be cast at any election of directors of the Company; provided, however, that no Change in Control shall be deemed to have occurred under this subparagraph (c) if such "person" becomes a holder of the Company's securities in one or more transactions initiated or pursued by the Company unless after such transaction(s) less than fifty percent (50%) of the outstanding voting securities of the Company shall be owned in the aggregate by the former stockholders of the Company; or

(d) as a result of, or in connection with, any tender offer or exchange offer, share exchange, merger, consolidation or other business combination, sale, lease, exchange or other disposition of more than two-thirds (2/3) of the Company’s assets, a contested election, or any combination of the foregoing transactions, the persons who are directors of the Company on the date hereof (the “Incumbent Board”) shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of a proxy statement of the Company in which such person is named as a nominee for director without any objection to such nomination) shall be, for purposes herein, considered as though such person were a member of the Incumbent Board.

3. Successful Proceeding.  Notwithstanding anything to the contrary in this Agreement, if the Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding referred to in Section 1(a) above, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection therewith.

4. Partial Indemnity.  If the Indemnitee is not wholly successful in the defense of such a Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify the Indemnitee against all Expenses actually or reasonably incurred by or for the Indemnitee in connection with each claim, issue or matter as to which the standard of conduct set forth in Section 1(d) of this Agreement has been met.

5. Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Proceedings Initiated by the Indemnitee.  To indemnify or advance expenses to the Indemnitee with respect to Proceedings initiated voluntarily by the Indemnitee and not by way of defense, except with respect to (i) proceedings brought to establish or enforce a right to indemnification under this Agreement or (ii) proceedings brought or claims made with the approval of the Board of Directors;

(b) Proceedings by or in the Right of the Company.  To indemnify the Indemnitee in connection with a Proceeding by or in the right of the Company, except for the payment of reasonable Expenses incurred in connection with the Proceeding if it is determined that the Indemnitee met the standard of conduct set forth in Section 1(d) hereof;

(c) Receipt of Financial Benefit to Which Not Entitled.  To indemnify the Indemnitee in connection with any Proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee’s official capacity as a director of the Company;

(d) Exclusions Under the Company’s Charter.  To indemnify the Indemnitee for liability expressly excluded by Article Seventh, Section 1 of the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time; or

(e) Proceedings Under Section 16(b).  To indemnify the Indemnitee for Expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

6. Enforcement of Indemnitee’s Rights.

(a) Attorneys’ Fees.  In the event that any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction finally determines without further right of appeal that each of the material assertions made by the Indemnitee as a basis for such action were not made in good faith, or were frivolous or fraudulent.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court finally determines without further right of appeal that each of the Indemnitee’s material defenses to such action were not made in good faith, or were frivolous or fraudulent.

(b) Burden of Proof.  In connection with any Proceeding before a court or arbitrator(s) regarding whether the Indemnitee is or is not entitled to indemnification or advancement of Expenses hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

7. No Presumption.  For purposes of this Agreement, the termination of any Proceeding by judgment, order or settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not itself create a presumption that the Indemnitee did not meet the relevant standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

8. Interpretation of Indemnity; Severability.

(a) It is agreed between the parties that the provisions of this Agreement should be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

(b) If a court of competent jurisdiction shall determine that any provision of this Agreement is void and of no effect, the provisions of this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision, and this Agreement as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intention of the parties hereto.

9. Notices to the Company by the Indemnitee.  The Indemnitee agrees to notify the Company promptly in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any action which may result in a claim for indemnification or contribution hereunder.

10. Additional Rights.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Amended and Restated Certificate of Incorporation or By-Laws of the Company or of any subsidiary or affiliate of the Company, or under applicable law or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any such other provision.

11. Amendments, Etc.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors, assigns, heirs and legal representatives.  In the case of the Company, its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) shall be obligated to indemnify and advance Expenses to the Indemnitee pertaining to conduct of the Indemnitee with respect to the Company in accordance with this Agreement.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company, or any subsidiary or affiliate of the Company, or any other entity at the Company’s request.

13. Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (other than the choice of law principles thereof).

(b) Any claim, action, suit or other proceeding initiated by the Company against the Indemnitee or by the Indemnitee against the Company under or in connection with this Agreement shall be asserted, brought, prosecuted and maintained solely in a federal or state court in the State of Connecticut having jurisdiction over the subject matter thereof.  The Company and the Indemnitee hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum.  The Company and the Indemnitee hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

14. Liability Insurance.

(a) To the extent the Company maintains at any time an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any other similarly situated person under such insurance policy or policies.  The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other parties under any such insurance policy.

(b) From the date that the Indemnitee no longer serves as a director of the company (the “Termination Date”) until the sixth anniversary of the Termination Date, the Company shall maintain in effect, for the benefit of the Indemnitee with respect to acts or omissions occurring prior to the Termination Date, the policy of directors’ and officers’ liability insurance maintained by the Company as it exists as of the Termination Date (the “Existing Policy”); provided, however, that (i) the Company may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Company may satisfy its obligation to the Indemnitee under this Section 14(b) by providing a tail coverage endorsement to the Existing Policy, or a separate policy that provides the same coverage, for claims made during the tail coverage period, as the existing Policy with respect to acts or omissions occurring prior to the Termination Date.  In the event that the Company shall become a party to an agreement pursuant to which a Change in Control occurs or will occur, the Company shall use commercially reasonable efforts to ensure that any such agreement shall contain a provision that provides for the continuation of directors and officers liability insurance coverage for the benefit of the Indemnitee that is comparable, in the aggregate, to this provision.

15. Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by telecopy (with confirmation of receipt) or two business days after mailing by certified or registered mail, return receipt requested, with postage prepaid:

(a) If to the Indemnitee:

(b) If to the Company:

83 Gerber Road West
South Windsor, CT  06074
Attn:  General Counsel
Telecopy:  860.648.8153

or to such other address as the Indemnitee or the Company shall designate in writing pursuant to the above.

16. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                      Gerber Scientific, Inc.

                      By:
                     Name:  William V. Grickis, Jr.
                     Title:    Senior Vice President, General
                                 Counsel and Secretary

                      Indemnitee:
                                     [Director signature]